UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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NEUROMETRIX, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NeuroMetrix, Inc.
4B Gill Street
Woburn, Massachusetts 01801
March 30, 2023
Dear Stockholder,
You are cordially invited to attend the 2023 annual meeting of Stockholders of NeuroMetrix, Inc. (the “Corporation”) to be held in a virtual format only on May 2, 2023, at 10:00 a.m., Eastern Time.
We have decided to hold this year’s annual meeting virtually via live audio webcast on the internet. We believe hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by pre-registering at http://viewproxy.com/neurometrix/2023/htype.asp. You will not be able to attend the annual meeting in person.
The attached notice of annual meeting and proxy statement describe the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.
At the annual meeting, one person will be elected to our Board of Directors as Class I director for a three-year term. In addition, we will ask stockholders to approve the compensation of our named executive officers, as disclosed in this proxy statement and to ratify the appointment of Baker Tilly US, LLP as the Corporation’s independent registered public accounting firm for our fiscal year ending December 31, 2023. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either virtually or by proxy. You may vote over the Internet as well as by telephone or by mail. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your continued support. We look forward to seeing you at our annual meeting.

Sincerely,
Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President

NeuroMetrix, Inc.
4B Gill Street
Woburn, Massachusetts 01801
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of NeuroMetrix, Inc.:
The annual meeting of stockholders of NeuroMetrix, Inc., a Delaware corporation (the “Corporation”), will be held in a virtual format only on Tuesday, May 2, 2023, at 10:00 a.m. Eastern Time for the purposes listed below.
PURPOSES:
1.    to elect one director to serve a three-year term expiring in 2026;
2.    to approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement;
3.    to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4.     to transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of the Corporation’s common stock at the close of business on March 6, 2023.
VIRTUAL MEETING:
The annual meeting will be a virtual meeting via live audio webcast on the Internet. Stockholders who wish to attend the annual meeting must pre-register at http://viewproxy.com/neurometrix/2023/htype.asp by 11:59 p.m. Eastern Time, on April 29, 2023. You will receive an event passcode to attend the meeting, and a virtual control number to vote if proper documentation is provided. The live audio webcast of the annual meeting can be accessed by stockholders on the day of the meeting at http://viewproxy.com/neurometrix/2023/htype.asp. You will not be able to attend the annual meeting in person.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
By Order of the Board of Directors,
Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President
Woburn, Massachusetts
March 30, 2023

March 30, 2023
NeuroMetrix, Inc.
4B Gill Street
Woburn, Massachusetts 01801
781-890-9989
PROXY STATEMENT FOR NEUROMETRIX, INC.
2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
    This proxy statement, along with the accompanying notice of 2023 annual meeting of stockholders, contains information about the 2023 annual meeting of stockholders of NeuroMetrix, Inc. including any adjournments or postponements of the annual meeting. We are holding the annual meeting on Tuesday, May 2, 2023, at 10:00 a.m., Eastern Time in a virtual format at http://viewproxy.com/neurometrix/2023/htype.asp.
    In this proxy statement, we refer to NeuroMetrix, Inc. as “NeuroMetrix,” “the Corporation,” “we” and “us.”
    This proxy statement relates to the solicitation of proxies by our board of directors (“Board of Directors”) for use at the annual meeting.
    On or about March 30, 2023, we intend to begin sending this proxy statement, the attached notice of 2023 annual meeting of stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2022 annual report, which includes our financial statements for the fiscal year ended December 31, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 2, 2023
This proxy statement, the notice of 2023 annual meeting of stockholders, our form of proxy card and our 2022 annual report to stockholders are available for viewing, printing and downloading at http://viewproxy.com/neurometrix/2023/htype.asp. To view these materials please have your 11-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
    Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2022, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financials and Filings” section of the “Investors Relations” section of our website at https://www.neurometrix.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Attention: Secretary, NeuroMetrix, Inc, 4B Gill Street, Woburn, MA 01801. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Only common stockholders of record as of the close of business on March 6, 2023 will be entitled to vote at the meeting and any adjournments or postponements thereof. Our convertible preferred stock has no voting rights. As of that date, 7,791,538 shares of our common stock, $0.0001 par value per share (the “common stock”), were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote, although the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either: (1) filing a written revocation with our Secretary at NeuroMetrix, Inc., 4B Gill Street, Woburn, Massachusetts 01801; (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy; or (3) attending the meeting and voting by ballot at the annual meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against, or abstain with respect to proposals 1 through 3. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:
1.By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
2.By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.
3.Virtually at the meeting. If you attend the meeting, you may vote your shares electronically at the meeting by entering the 11-digit virtual control number found on your proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on May 1, 2023.
If your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares and can do so as follows:
1.By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.
2.By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.
3.Virtually at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card, which you will need to register to attend the annual meeting. You will be assigned a virtual control number in order to vote your shares during the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker.

The representation virtually or by proxy of at least a third of all shares of common stock issued, outstanding, and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.
Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to Proposal 1, the election of one Class I director, any stockholder submitting a proxy has a right to withhold authority to vote for the nominee to the Board of Directors in the manner provided on the proxy. The stockholders will also act upon Proposal 2, to consider an advisory vote on compensation of our named executive officers and Proposal 3, to ratify the selection of Baker Tilly US, LLP as the Corporation’s independent auditors for fiscal 2023.
If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will have the authority to vote your unvoted shares only on proposal 3 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.
The following sets forth the vote required to approve each proposal and how votes are counted:

Proposal 1: Election of Director	The nominee to serve as Class I director who receives the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of the election of the nominee.
Proposal 2: Approve an Advisory Vote on the Compensation our Named Executive Officers
The affirmative vote of a majority of the votes cast for or against this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 3: Ratify the Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for 2023, our Audit Committee of our Board of Directors will reconsider its selection.
If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of the director nominee (Proposal 1 of this proxy statement). Your bank, broker or other holder of record will not have discretion to vote uninstructed shares on the election of the director nominee or on the approval of the advisory vote on executive compensation (Proposal 2 of this proxy statement). Your bank, broker, or other holder of record does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this proxy statement).
The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Electronic Delivery of Future Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
If you are a stockholder of record, you can choose this option and save the Corporation the cost of producing and mailing these documents by going to https://www.astfinancial.com, accessing your account information and following the instructions provided.

BOARD MATTERS AND CORPORATE GOVERNANCE
Board of Directors
Our amended and restated certificate of incorporation, as amended, provides for a classified board of directors consisting of three staggered classes of directors (Class I, Class II and Class III). The members of each class of our Board of Directors serve for staggered three-year terms, with the terms of Class I, Class II and Class III directors expiring upon the election and qualification of directors at the annual meetings of stockholders to be held in 2023, 2024 and 2025, respectively. As of the date that this proxy statement was mailed to stockholders:
1.our Class I director is Shai N. Gozani, M.D., Ph.D.;
2.our Class II directors are David Van Avermaete and Bradley M. Fluegel; and
3.our Class III directors are David E. Goodman, M.D. and Nancy E. Katz.
Our Board of Directors has determined that Dr. Goodman, Mr. Fluegel, Ms. Katz, and Mr. Van Avermaete are independent directors for purposes of the corporate governance rules contained in the Nasdaq Marketplace Rules, or the Nasdaq rules. In making the independence determination with respect to these directors, our Board of Directors has considered the materiality of any relationship that each of our directors has with us. Our Board of Directors held five meetings during 2022. During 2022, all our directors attended more than 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by any committees of our Board of Directors on which such director served.
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
Board Committees and Meetings
Audit Committee
Our Board of Directors currently has an Audit Committee consisting of Dr. Goodman, Chairman, Mr. Fluegel and Ms. Katz. The Audit Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at https://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance”. The role and responsibilities of our Audit Committee are set forth in the Audit Committee’s written charter and include, among other functions, assisting the Board of Directors in overseeing the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our registered public accounting firm. Dr. Goodman, Mr. Fluegel and Ms. Katz are all “independent” as that term is defined in the rules of the SEC and the applicable Nasdaq rules relating to audit committee members. Our Board of Directors has concluded that Dr. Goodman qualifies as an “audit committee financial expert” as such term is defined in SEC rules. The Audit Committee held four meetings during 2022. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Compensation Committee
Our Board of Directors has a Compensation Committee consisting of Dr. Goodman and Mr. Van Avermaete. Dr. Goodman and Mr. Van Avermaete are “independent directors” as that term is defined in the Nasdaq rules. The Compensation Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at https://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance.” The role and responsibilities of our Compensation Committee are set forth in the Compensation Committee’s written charter and include, among other functions, having direct responsibility for the oversight of all the compensation plans, policies, and programs of the Corporation in which the directors and executive officers participate, and certain other incentive and equity plans in which all other employees of the Corporation participate. The Compensation Committee held one meeting during 2022 and also addressed Compensation Committee matters during meetings of the full Board of Directors.
The Compensation Committee typically meets at least two times each year in connection with the consideration and determination of executive compensation. Depending on the nature of the matter to be discussed, these meetings may occur at regularly scheduled times or may be special meetings. Specific agenda items are typically determined by the members of the Compensation Committee and our Chief Executive Officer. The Compensation Committee has the authority to determine all compensation payable to our executive officers. For annual and other compensation decisions, our Chief Executive Officer typically provides detailed information to the Compensation Committee regarding the performance of our executive officers, to the extent relevant, and makes detailed recommendations to the Compensation Committee regarding the compensation of all executive officers, excluding his own. The Compensation Committee also considers the result of the most recent stockholder advisory vote on executive compensation. The Compensation Committee ultimately made all determinations regarding compensation payable to our executive officers throughout the year.
The Compensation Committee typically utilizes an incentive compensation plan for management. This plan employs quantitative metrics established early in the fiscal year in developing a corporate performance rating. The Compensation Committee has established a process for annual assessment of corporate performance which is the foundation for decisions regarding bonus payments to executive officers. Metrics are established following approval by the Board of Directors of the annual operating budget. These are monitored quarterly during the year and assessed after the end of the year. The Compensation Committee evaluates performance against these metrics and applies judgment in arriving at an overall corporate performance rating or “factor”. In concept, the management bonus pool is activated by achievement of a single threshold or “gating” metric. Following activation, value is then created within the pool by achievement toward specific performance metrics. During 2022, the Compensation Committee established incentive compensation goals focused on revenue growth, operating results, R&D productivity, and infrastructure development. The 2022 gating metric was not achieved and consequently a management bonus pool was not activated by the Compensation Committee.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee did not retain independent consultants or other experts during 2022.
The Compensation Committee also typically reviews our director compensation on at least an annual basis. Our Chief Executive Officer may make recommendations to the Compensation Committee regarding director compensation.

Nominating and Corporate Governance Committee
Our Board of Directors currently has a Nominating and Corporate Governance Committee consisting of Mr. Van Avermaete and Ms. Katz. Mr. Van Avermaete and Ms. Katz are “independent directors” as that term is defined in the Nasdaq rules. The Nominating and Corporate Governance Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at https://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance”. The role and responsibilities of our Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee’s written charter and include, among other functions, providing leadership in shaping the corporate governance of the Corporation, leading the Board of Directors in its annual review of the Board’s performance, assisting the Board by identifying individuals, consistent with the Board’s criteria, who are qualified to become Board members, recommending to the Board the director nominees for the next annual meeting of stockholders or for filling newly created directorships resulting from an increase in the size of the Board or vacancies, and recommending to the Board director nominees for each committee. The Nominating and Corporate Governance Committee did not meet separately during 2022. Nominating and Corporate Governance Committee matters were addressed during meetings of the full Board of Directors.
Policy Governing Director Attendance at Annual Meetings
The Board of Directors has adopted a policy that all directors are expected to attend our annual meetings of stockholders in person, unless doing so is impracticable due to public safety concerns or unavoidable conflicts. All of our current directors in office at the time of the 2022 annual meeting of stockholders were in attendance via the audio webcast.
Policies Governing Director Nominations
Securityholder Recommendations
The Nominating and Corporate Governance Committee’s current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of our stockholders entitled to vote in the election of directors in compliance with the procedures established from time to time by the Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates must be submitted to our Secretary at 4B Gill Street, Woburn, Massachusetts 01801, who will forward all recommendations to the Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates for our 2024 annual meeting of stockholders must be submitted to our Secretary on or before December 1, 2023 and must include the following information:
1.the name and address of record of the stockholder;
2.a representation that the securityholder is a record holder of our stock entitled to vote in the election of directors, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”);
3.the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

4.the names of other public companies in which such person holds or has held directorships during the past five years;
5.a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time;
6.a description of all arrangements or understandings between the securityholder and the proposed director candidate;
7.the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and
8.any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Board Membership Criteria
The Nominating and Corporate Governance Committee has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Nominating and Corporate Governance Committee-recommended nominee for a position on the Board of Directors. The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Nominating and Corporate Governance Committee, to be highly effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the interests of our company and stockholders. In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that:
1.the Board of Directors will be comprised of a majority of “independent directors” in accordance with the Nasdaq rules;
2.each of our Audit, Compensation, and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors;
3.each member of our Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and
4.at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee, when recommending that the Board of Directors select persons for nomination, may consider diversity among its members and whether the nominee has direct experience in the industry or in the markets in which we operate. The Nominating and Corporate Governance Committee strives where appropriate to achieve a diverse balance of professional expertise and backgrounds, including expertise in finance, operations, and strategy and backgrounds in health care, medical devices, and other industries.
The Nominating and Corporate Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve our interests and the interests of our stockholders.
Identifying and Evaluating Nominees
The Nominating and Corporate Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate. The Nominating and Corporate Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been recommended to it by a securityholder in compliance with the Nominating and Corporate Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Nominating and Corporate Governance Committee from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of each proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. Based on these considerations, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve the interests of our company and stockholders. The Nominating and Corporate Governance Committee will evaluate proposed director candidates who have been recommended by securityholders in compliance with the policies and procedures established by the Nominating and Corporate Governance Committee in the same manner as all other proposed director candidates being considered by the Nominating and Corporate Governance Committee, with no regard to the source of the initial recommendation of such proposed director candidate.
Board Leadership Structure
The positions of chairman of the Board and chief executive officer of the Corporation have historically been combined, and Dr. Gozani currently holds both positions. We believe this Board leadership structure is appropriate because of the efficiencies achieved in having the role of chief executive officer and chairman combined, and because the detailed knowledge of our day-to-day operations and business that the chief executive officer possesses greatly enhances the decision-making processes of the Board of Directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Gozani in attendance. We do not have a lead independent director.
Board’s Role in Risk Oversight
Management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. Our Board’s role in risk oversight has not, to date, had any effect on the Board’s leadership structure.
While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, the Audit Committee and Compensation Committee assist the Board of Directors in fulfilling that responsibility. The Audit Committee assists the Board of Directors in its oversight of risk management in the areas of financial reporting, internal controls, cybersecurity risk, and compliance with legal and regulatory requirements, and the Compensation Committee assists the Board of Directors in its oversight of the evaluation and management of risks related to our compensation policies and practices.
Communications with the Board
If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to them at Name(s) of Director(s)/Board of Directors of NeuroMetrix, Inc., c/o Secretary, NeuroMetrix, Inc., 4B Gill Street, Woburn, Massachusetts 01801.
We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the addressee(s).
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available on our website at https://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance,” and we intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our directors or executive officers that would otherwise be required to be disclosed under SEC rules or, to the extent permitted, by Nasdaq rules. A current copy of the Code of Business Conduct and Ethics may also be obtained, without charge, upon written request directed to us at: NeuroMetrix, Inc., 4B Gill Street, Woburn, Massachusetts 01801, Attention: Chief Executive Officer.

PROPOSAL 1: ELECTION OF DIRECTOR
Introduction
We have one Class I director with a term expiring at the 2023 annual meeting of stockholders: Shai N. Gozani, M.D., Ph.D. Our Board of Directors has nominated and recommends that Dr. Gozani be re-elected as a Class I director, to hold office until our 2026 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Dr. Gozani has indicated his willingness to serve, if elected; however, should he become unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee recommended by our Board of Directors.
Vote Required
Directors are elected by a plurality of the votes cast by stockholders entitled to vote. This means that the person receiving the highest number of “FOR” votes will be elected as director. Votes may be cast for or withheld from a nominee. Broker non-votes and votes that are withheld are not included in the number of votes cast and will have no effect on the outcome of the election of the nominees.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE, SHAI N. GOZANI, M.D., PH.D., AND PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE NOMINEE UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Directors and Executive Officers
The following table and biographical descriptions set forth certain information with respect to each continuing director who is not standing for election, and the executive officers who are not directors, based on information furnished to us by the directors, and executive officers, as of March 1, 2023.

Name	Age	Position
Shai N. Gozani, M.D., Ph.D.	58	Chairman of the Board, Chief Executive Officer, President and Secretary
Thomas T. Higgins	71	Senior Vice President, Chief Financial Officer and Treasurer
David E. Goodman, M.D. (1) (2)	66	Director
Bradley M. Fluegel (1)	61	Director
Nancy E. Katz (1) (3)	63	Director
David Van Avermaete (2) (3)	71	Director

(1)    Member of Audit Committee.
(2)    Member of Compensation Committee.
(3)    Member of Nominating and Corporate Governance Committee.

Board Diversity Matrix (As of March 1, 2023)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	2	0	2
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	2

Director Nominated for Election at the Annual Meeting
Shai N. Gozani, M.D., Ph.D. founded our company in 1996 and currently serves as Chairman of our Board of Directors and as our President, Chief Executive Officer and Secretary. Since founding our company in 1996, Dr. Gozani has served in a number of positions at our company including Chairman since 1996, President from 1996 to 1998 and from 2002 to the present, Chief Executive Officer since 1997 and Secretary since July 2008. Dr. Gozani holds a B.A. in computer science, an M.S. in Biomedical Engineering and a Ph.D. in Neurobiology, from the University of California, Berkeley. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences at M.I.T. Prior to forming our company, Dr. Gozani completed a neurophysiology research fellowship in the laboratory of Dr. Gerald Fischbach at Harvard Medical School. Dr. Gozani has published articles in the areas of basic and clinical neurophysiology, biomedical engineering and computational chemistry. Since 2019 Dr. Gozani has served on the Board of Directors of Madorra, Inc. The Board has concluded that Dr. Gozani should serve as a director because Dr. Gozani’s extensive knowledge of engineering and neurophysiology, combined with the unique understanding of our technology and business he has gained as our founder and as a key executive, provides invaluable insight to our Board of Directors and to the entire organization.
Directors Whose Terms Extend Beyond the Annual Meeting
    Bradley M. Fluegel has served as a member of our Board of Directors since June 2022. Since January 2018, Mr. Fluegel has been a principal of BMF Advisors, where he advises healthcare companies. He previously served as Senior Vice President, Chief Healthcare Commercial Market Development Officer of Walgreens from October 2012 to January 2018. From April 2011 to September 2012, Mr. Fluegel served as Executive in Residence at Health Evolution Partners, a healthcare private equity firm. Mr. Fluegel served as Executive Vice President and Chief Strategy and External Affairs Officer of WellPoint, Inc. (now Elevance Health) from September 2007 to December 2010. Prior to that, Mr. Fluegel served as Senior Vice President of National Accounts and Vice President, Enterprise Strategy at Aetna, Inc. Mr. Fluegel currently serves on the board of directors of Performant Financial Corporation (Nasdaq: PFMT) and Digital Transformation Opportunities Corp. (Nasdaq: DTOC) and formerly served on the board of directors of Itamar Medical Ltd. and Fitbit, Inc. prior to Google’s acquisition of the company. Mr. Fluegel received a Master’s Degree in Public Policy from Harvard University’s Kennedy School of Government and a Bachelor of Arts in Business Administration from the University of Washington. He also serves as a lecturer at the University of Pennsylvania’s Wharton School of Business. Mr. Fluegel’s qualifications to serve on the Board of Directors include his extensive executive experience and his background in the healthcare industry.
    David E. Goodman, M.D., M.S.E. has served as a member of our Board of Directors since June 2004. Since 2013, Dr. Goodman has been running his own independent primary care medical practice where he also manages the care of first responders (police, fire, EMS) injured in the line of duty. From 2013 to 2016, Dr. Goodman served as CEO of Feet First, a technology-focused healthcare services company he co-founded that is committed to preventing the devastating and expensive microvascular complications of diabetes. From 2014 to 2016, Dr. Goodman served as a director of Xtant Medical (OTC QX: BONE), a comprehensive supplier of orthopedic and spine surgery products. From 2012 to 2015, Dr. Goodman served as CMO of FirstVitals, a healthcare services company focused on wellness and prevention. Since 2011, Dr. Goodman has also served as an independent consultant. During 2010, Dr. Goodman served as President and Chief Executive Officer of SEDline, Inc., a research-focused company with the mission to expand the scope and applications for neuromonitoring. From 2008 to 2009, Dr. Goodman served as Executive Vice President of Business Development for Masimo Corporation, a manufacturer of non-invasive patient monitors. From 2006 to 2008, Dr. Goodman served as an independent consultant providing product design, regulatory and analytical consulting services to medical device and biopharmaceutical companies and also served in this capacity from 2003 to 2004 and from 2001 to 2002. From 2005 to 2006, Dr. Goodman served as President and Chief Executive Officer of BaroSense, Inc., a medical device company focused on developing minimally invasive devices for the long-term treatment of obesity. From 2004 to 2005, Dr. Goodman served as President and Chief Executive Officer of Interventional Therapeutic Solutions, Inc., an implantable drug delivery systems company. From 2002 to 2003, Dr. Goodman served as Chairman, President and Chief Executive Officer of Pherin Pharmaceuticals, a pharmaceutical discovery and development company. From 1994 to 2001, Dr. Goodman held various positions, including Chief Executive Officer, Chief Medical Officer and director, for LifeMasters Supported SelfCare, Inc., a disease management services company that Dr. Goodman founded. Dr. Goodman also served as a director of Sound Surgical Technologies LLC, a private manufacturer of aesthetic surgical tools from 2011 until its acquisition by Solta Medical (Nasdaq: SLTM) in 2013. Dr. Goodman holds a B.A.S. in applied science and bioengineering and a M.S.E. in bioengineering from the University of Pennsylvania. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology. Dr. Goodman holds 22 issued and pending patents and is a practicing physician with licenses in California and Hawaii. The Board has concluded that Dr. Goodman should serve as a director because Dr. Goodman’s medical and engineering background and his many years of executive experience in the medical device industry provide important experience and expertise to the Board of Directors.
    Nancy E. Katz has served as a member of our Board of Directors since December 2010. From May 2011 to August 2014, Ms. Katz served as Vice President, Consumer Marketing at Medtronic, Inc., a medical technology company. From July 2005 to July 2010, Ms. Katz was Senior Vice President, Bayer Diabetes Care — North America. Prior to this position, she was President and Chief Executive Officer of Calypte Biomedical Corporation, a manufacturer of HIV diagnostics, President of Zila Pharmaceutical, Inc., a manufacturer of oral care products, and held senior marketing positions with the Lifescan division of Johnson & Johnson (blood glucose diabetes products), Schering-Plough Healthcare Products, and with American Home Products. Ms. Katz has previously served on the Boards of Directors of Cyanotech Corporation (Nasdaq: CYAN), of Neoprobe Corporation (AMEX: NEOP), Calypte Biomedical Corporation, LXN Corporation and Pepgen Corporation. She received a B.S. in business from the University of South Florida. The Board has concluded that Ms. Katz should serve as a director because of her executive level experience in the healthcare industry, as well as consumer marketing expertise which provides the Board of Directors with valuable insight in business strategy and execution.
    David Van Avermaete has served as a member of our Board of Directors since September 2013. Since January 2015, Mr. Van Avermaete has served as President of Inject Safe Technologies, a privately held company that has developed a bandage specifically designed to support injections. From April 2004 to February 2013, Mr. Van Avermaete served as Chief Executive Officer of VeraLight, Inc., a medical device company he founded, that focuses on non-invasive screening for type 2 diabetes. From 2000 to 2004, Mr. Van Avermaete served as Senior Vice President Non-Invasive Technology of InLight Solutions, a Johnson & Johnson company focused on transformational technology in the diabetes field. From 1998 to 2000, Mr. Van Avermaete served as U.S. President of the LifeScan division of Johnson & Johnson and, from 1990 to 1998, in various senior level positions at LifeScan concentrating in sales and marketing. Previously, Mr. Van Avermaete served as Vice President Sales and Marketing at Biotope, Director of Marketing at Roche Diagnostics, and Director of Marketing and Sales at Syntex Medical Diagnostics. Mr. Van Avermaete received a Master of Business Administration and a Master of Science Degree in Microbiology from the University of Arizona and a Bachelor of Science Degree in medical technology and chemistry from Ball State University. The Board has concluded that Mr. Van Avermaete should serve as a director because his executive level experience in the medical device and diabetes field, as well as in entrepreneurial ventures, provides the Board of Directors with a valuable perspective in commercializing medical device products.
Executive Officers Who are Not Directors
Thomas T. Higgins has served as our Senior Vice President, Chief Financial Officer and Treasurer since September 2009. Prior to joining NeuroMetrix, from January 2005 to March 2008, Mr. Higgins was Executive Vice President and Chief Financial Officer at Caliper Life Sciences, Inc., a provider of technology and services for life sciences research. Before Caliper, Mr. Higgins was Executive Vice President, Operations and Chief Financial Officer at V.I. Technologies, Inc. (Vitex), a biotechnology company addressing blood safety. Before Vitex, Mr. Higgins served at Cabot Corporation in various senior finance and operations roles. His last position at Cabot was President of Distrigas of Massachusetts Corporation, a subsidiary involved in the liquefied natural gas business, and prior to that he was Vice President and General Manager of Cabot’s Asia Pacific carbon black operations. Before joining Cabot, Mr. Higgins was with PricewaterhouseCoopers where he started his career. Mr. Higgins holds a BBA with honors from Boston University.

DIRECTORS’ COMPENSATION

As of December 31, 2022, the non-employee, continuing members of our Board of Directors were entitled to receive annual cash retainers in the amount of $40,000 for service as a member of our Board of Directors. Annual retainers for serving as chair of a committee are as follows:

Position	Retainer
Audit Committee Chairperson	$10,000
Compensation Committee Chairperson	$5,000
Nominating and Corporate Governance Committee Chairperson	$5,000

These fees are payable in arrears in quarterly installments. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board or any committee thereof. In addition, the Company grants to new non-employee directors upon their initial election to the Board a number of RSUs having an aggregate fair market value equal to $100,000. In connection with each of the Company’s annual meetings of stockholders, each non-employee director receives RSUs having an aggregate fair market value of $60,000, which vest at the end of the period beginning on the date of each regular annual meeting of stockholders and ending on the date of the next regular annual meeting of stockholders, subject to the non-employee director’s continued service as a director through the applicable vesting dates.

The following table shows compensation information with respect to services rendered to us in all capacities during the fiscal year ended December 31, 2022 for each non-employee member of the Board of Directors.
Director Compensation Table — 2022

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total Compensation ($)
Bradley M. Fluegel (2)	20,000	100,000	120,000
David E. Goodman, M.D. (3)	47,863	60,000	107,463
Nancy E. Katz (4)	42,863	60,000	102,863
David Van Avermaete (5)	42,863	60,000	102,863

(1)These amounts represent the aggregate grant date fair value of restricted stock units granted to each director in fiscal year 2022 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 3 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)Mr. Fluegel joined the Board of Directors on July 1, 2022. As of December 31, 2022, Mr. Fluegel held restricted stock units which, upon vesting, entitle him to receive 20,604 shares of common stock.
(3)As of December 31, 2022, Dr. Goodman held restricted stock units which, upon vesting, entitle him to receive 17,647 shares of common stock. Dr. Goodman also held options to purchase 10,692 shares of common stock, 3,192 of which were vested.
(4)As of December 31, 2022, Ms. Katz held restricted stock units which, upon vesting, entitle her to receive 17,647 shares of common stock. Ms. Katz also held options to purchase 10,692 shares of common stock, 3,192 of which were vested.
(5)As of December 31, 2022, Mr. Van Avermaete held restricted stock units which, upon vesting, entitle him to receive 17,647 shares of common stock. Mr. VanAvermaete also held options to purchase 10,723 shares of common stock, 3,223 of which were vested.

COMPENSATION OF EXECUTIVE OFFICERS
Summary of Executive Compensation
The following table sets forth the total compensation paid or accrued during the fiscal years ended December 31, 2022 and 2021 to (i) our Chief Executive Officer, and (ii) our next most highly compensated executive officer who earned more than $100,000 during the fiscal year ended December 31, 2022 and served as executive officer as of such date (we refer to these individuals as the “named executive officers”). As of December 31, 2022, we had one executive officer in addition to our Chief Executive Officer:
Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	All Other Compensation ($) (3)	Total ($)
Shai N. Gozani, M.D. Ph.D. Chairman of the Board, Chief Executive Officer, President and Secretary	2022	415,000	-	207,500	22,824	645,324
	2021	415,000	142,656	—	—	557,656

Thomas T. Higgins Senior Vice President, Chief Financial Officer and Treasurer	2022	325,000	-	162,500	17,874	505,374
	2021	325,000	89,375	—	—	414,375

(1)Salary amounts in 2022 were paid in cash. Amounts paid in 2021 include a combination of cash and equity payments. Equity payments in 2021 were computed in accordance with FASB ASC Topic 718. (See “Base Salary Compensation” below.)
(2)Bonus amounts for 2021 were paid in shares of the Corporation valued at the Corporation’s grant date common stock price. (See “Bonus Payments” below.)
(3)Other Compensation in 2022 was a cost-of-living grant paid in shares of the Corporation valued at the Corporation’s grant date common stock price.

Narrative Disclosure to Summary Compensation Table

The compensation paid to the named executive officers may include salary, cash incentive compensation, and equity incentive compensation. The terms of employment agreements that we have entered into with our named executive officers are described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control.”
Base Salary Compensation
Our executive officers are paid a base salary which is reviewed annually. Dr. Gozani’s 2021 base salary was $415,000 of which $39,000 was paid in cash and the remainder was paid in 171,014 stock options valued using a Black-Scholes pricing model on the date of grant. Mr. Higgins’ 2021 base salary was $325,000 of which $200,000 was paid in cash and the remainder was paid in 42,808 restricted shares valued at the Corporation’s stock price on the date of grant. Starting on January 1, 2022, executive officer base salary was paid entirely in cash. Dr. Gozani’s base salary for 2022 was $415,000 and Mr. Higgins’ base salary for 2022 was $325,000. Dr. Gozani’s base salary commencing April 1, 2023 is $458,575 and Mr. Higgins’ base salary commencing April 1, 2023 is $359,125.
Bonus Payments
In 2022 and 2021, each executive officer had an annual bonus target which is expressed as a percentage of base salary. In these periods, executive officer bonus targets as a percentage of base salary were as follows: Dr. Gozani — 62.5% and Mr. Higgins — 50%. These executive officer bonus targets are unchanged for 2023.
The Compensation Committee has established a process for annual assessment of corporate performance which is the foundation for decisions regarding bonus payments to executive officers. Metrics are established following approval by the Board of Directors of the annual operating budget. These are monitored quarterly during the year and assessed after the end of the year. The Compensation Committee evaluates performance against these metrics and applies judgment in arriving at an overall corporate performance rating or “factor”. In concept, the management bonus pool is activated by achievement of a single threshold or “gating” metric. Following activation, value is then created within the pool by the percent achievement toward specific performance metrics.
The Compensation Committee metrics for 2022 were focused on revenue growth, operating results, R&D productivity, and infrastructure development. The Committee evaluated performance and concluded that the gating metric had not been achieved. Consequently, the management bonus pool for 2022 was not activated. During 2021, the gating metric was met and a corporate performance factor of 55% was achieved. This entitled the executive officers to a bonus payment of 55% of their bonus targets which was paid in shares of the Corporation’s common stock valued at stock price on the date of payment.
Long-Term Incentive Compensation
The Corporation grants long-term equity incentive awards in the form of restricted stock units (RSUs) to executives as part of the total compensation package. RSU issuances were adopted under the 2022 Equity Incentive Plan in place of stock options which has been issued previously. Generally, RSU awards made as a part of long-term equity incentive vest quarterly over a three-year period and are converted to shares of common stock at the date of vesting. Prior to the 2022 Equity Incentive Plan, long-term equity incentive awards were granted in the form of stock options, exercisable to the extent vested, during the term of the option while the grantee is employed by us and for a period of three months thereafter, unless such termination is upon death or disability, in which case the grantee may continue to exercise the option for a period of 12 months, or for cause, in which case the option terminates immediately. Vesting of RSUs and stock options is also subject to acceleration in some certain circumstances in connection with a change-in-control as described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control.” During 2022 Dr. Gozani received a long-term equity incentive grant of 61,029 RSUs and Mr. Higgins received a long-term equity incentive grant of 47,794 RSUs. In 2021, there were no long-term incentive compensation grants made to the Corporation’s executive officers.

Amended and Restated Management Retention and Incentive Plan
The Corporation’s Amended and Restated Management Retention and Incentive Plan (the “MRIP”) provides that a portion of the consideration payable upon a change of control transaction, as defined in the MRIP, would be paid to our executive officers and certain other key employees. The MRIP was designed to retain these individuals while providing incentives to build corporate value potentially leading to a change of control transaction.
    In the event of a change of control transaction, subject to the participant’s continued employment or service with us, the participant shall receive cash consideration equal to a fixed percentage of the value of the change of control transaction to be received by the Corporation or our stockholders, net of expenses.

Outstanding Equity Awards at 2022 Fiscal Year-End
The table below sets forth information with respect to our named executive officers concerning the outstanding equity awards as of December 31, 2022.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
	Exercisable (#)	Unexercisable (#)
Shai N. Gozani, M.D., Ph.D.	100,000	-	$4.58	12/29/2029	-	-
	125,000	-	$1.57	10/27/2030	-	-
	171,014	-	$2.92	5/26/2031	-	-
	-	-	-	-	50,858(2)	$75,778

Thomas T. Higgins	50,000	-	$4.58	12/29/2029	-	-
	25,000	-	$1.57	10/27/2030	-	-
	-	-	-	-	39,828(3)	$59,344
(1) The market value of the stock awards is determined by multiplying the number of shares by $1.49, the closing price of our common stock on the Nasdaq Global Market on December 31, 2022, the last day of our fiscal year.
(2) Unvested shares vest evenly in quarterly amounts of 5,086 shares from February 3, 2023 through May 3, 2025.
(3) Unvested shares vest evenly in quarterly amounts of 3,983 shares from February 3, 2023 through May 3, 2025.

Employment Agreements and Potential Payments upon Termination or Change-in-Control
Shai N. Gozani, M.D., Ph.D.
On December 30, 2020, the Compensation Committee approved an employment agreement with Dr. Gozani, effective January 1, 2021. Dr. Gozani’s annual salary of $415,000 was to be paid in 2021 as cash compensation in the amount required to meet employment standards of the Commonwealth of Massachusetts and the employee share of medical and other insurance benefits of approximately $39,000, and equity compensation as the remainder in the approximate amount of $376,000, valued based on Black-Scholes. Dr. Gozani was also eligible to receive an annual performance bonus of up to 62.5% of his base salary, payable in cash or stock. The Compensation Committee and Dr. Gozani executed an Addendum to this agreement in December 2021, which provided that Dr. Gozani’s base salary of $415,000 was to be paid in cash starting January 1, 2022. In March 2023, the Compensation Committee reviewed and adjusted Dr. Gozani’s base salary to $458,575 with effect from April, 1, 2023.
The employment agreement may be terminated by us with or without cause or by Dr. Gozani. Under the terms of the employment agreement if (1) we terminate Dr. Gozani for cause or if he resigns for other than good reason, Dr. Gozani will not be entitled to any separation benefits; (2) we terminate Dr. Gozani’s employment without cause other than within six months prior to or 12 months following a change in control of the Corporation or Dr. Gozani resigns for good reason, he will be entitled to receive separation benefits equal to his base salary of

$458,575 and continuation of health benefits for a period of twelve months from the date of such termination; (3) we terminate Dr. Gozani’s employment within six months prior to or 12 months following a change in control of the Corporation or Dr. Gozani resigns for good reason, he will be entitled to the same benefits as described in (2) above, and in addition, we will accelerate his rights to exercise shares under any stock option grants; and (4) Dr. Gozani dies or becomes totally disabled, we will accelerate the rights of his representative to exercise shares under and stock option grants.
Thomas T. Higgins
On December 30, 2020, the Compensation Committee approved an employment agreement with Mr. Higgins, effective January 1, 2021. Mr. Higgins’ annual salary of $325,000 was to be paid in 2021 as cash compensation in the amount of $200,000, and equity compensation as the remainder in the approximate amount of $125,000, valued based on Black-Scholes. Mr. Higgins was also eligible to receive an annual performance bonus of up to 50% of his base salary, payable in cash or stock. The Compensation Committee and Mr. Higgins executed an Addendum to this agreement in December 2021 which provided that Mr. Higgins’ base salary of $325,000 was to be paid in cash starting January 1, 2022. In March 2023, the Compensation Committee reviewed and adjusted Mr. Higgins’ base salary to $359,125 with effect from April 1, 2023.
Under the terms of his employment agreement, if (1) we terminate Mr. Higgins for cause or if he resigns for other than good reason, Mr. Higgins will not be entitled to any separation benefits; (2) we terminate Mr. Higgins’ employment without cause other than within six months prior to or 12 months following a change in control of the Corporation or Mr. Higgins resigns for good reason, he will be entitled to receive separation benefits equal to his base salary of $359,125 and continuation of health benefits for a period of twelve months from the date of such termination; (3) we terminate Mr. Higgins’ employment within six months prior to or 12 months following a change in control of the Corporation or Mr. Higgins resigns for good reason, he will be entitled to the same benefits as described in (2) above, and in addition, we will accelerate his rights to exercise shares under any stock option grants; and (4) Mr. Higgins dies or becomes totally disabled, we will accelerate the rights of his representative to exercise shares under and stock option grants
Confidentiality and Non-Competition Agreements
Dr. Gozani and Mr. Higgins have each entered into a confidentiality and non-competition agreement with us, which provides for protection of our confidential information, assignment to us of intellectual property developed by the executive officer and non-compete and non-solicitation obligations that are effective during, and for 12 months following termination of, the executive officer’s employment.
2022 Equity Incentive Plan
Under our 2022 Equity Incentive Plan, in the event of a merger, sale or dissolution of our company, or a similar “sale event,” all outstanding awards under our 2022 Equity Incentive Plan, unless otherwise provided for in a particular award, will terminate unless the parties to the transaction, in their discretion, provide for assumption, continuation or appropriate substitutions or adjustments of these awards. In the event that the outstanding awards under our 2022 Equity Incentive Plan terminate in connection with a sale event, all stock options and stock appreciation rights granted under our 2022 Equity Incentive Plan will automatically become fully exercisable and all other awards granted under our 2022 Equity Incentive Plan will become fully vested and non-forfeitable as of the effective time of the sale event. The administrator may also provide for a cash payment with respect to outstanding options and stock appreciation rights in exchange for the cancellation of such awards.
Hedging Policy
    We do not have a hedging policy, but our code of conduct discourages short sales and trading in our stock on a short-term basis.

PAY VERSUS PERFORMANCE
The following table shows the relationship between executive compensation actually paid (“CAP”) to Shai N. Gozani, M.D., Ph.D., the Corporation’s Chief Executive Officer and President and principal executive officer (“PEO”) and our named executive officers (“NEOs”) and certain financial performance of the Corporation during the last two fiscal years ended December 31, 2022 and 2021.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income (Loss)
2022	$645,324	$541,624	$505,374	$424,164	$45	($4,416,609)
2021	$557,636	$1,369,489	$414,375	$745,992	$153	($2,281,457)

(1)The amounts shown are the amounts of total compensation reported for Dr. Gozani for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)The amounts shown represent the amount of CAP to Dr. Gozani, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Gozani during the applicable year.

In accordance with SEC rules, the following adjustments were made to Dr. Gozani’s total compensation for each year to determine CAP:

Footnote (2) - Table 1
Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(i)	Equity Award Adjustments(ii)	Compensation Actually Paid to PEO
2022	$645,324	($230,324)	$126,624	$541,624
2021	$557,656	($518,656)	$1,330,489	$1,369,489

(i)Reported Value of Equity Awards represents salary amounts paid in equity plus the amounts reported in the “Stock Awards,” “Bonus” and “All Other Compensation” columns in the Summary Compensation Table for the applicable year.

(ii)The equity award adjustments include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (6) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Footnote (2) - Table 2
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$75,778	$0	$50,846	$0	$0	$0	$126,624
2021	$0	$0	$790,802	$539,688	$0	$0	$1,330,489

(3)The dollar amounts shown represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Dr. Gozani, who has served as our CEO since 2002) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Dr. Gozani) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Thomas T. Higgins; and (ii) for 2021, Thomas T. Higgins.
(4)The dollar amounts shown represent the average amount of CAP to the NEOs as a group (excluding Dr. Gozani), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Dr. Gozani) during the applicable year.

In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding Dr. Gozani) for each year to determine the CAP, using the same methodology described above in Footnote 2:

Footnote (4) - Table 1
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(i)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$505,374	($180,374)	$99,164	$424,164
2021	$413,375	($214,375)	$545,992	$745,992

(i)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Footnote (4) - Table 2
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$59,344	$0	$39,819	$0	$0	$0	$99,164
2021	$0	$0	$251,617	$294,375	$0	$0	$545,992

Analysis of Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)
Our Company is investing today for future growth and profitability. Our primary focus is on building the product lines and infrastructure to support our future objectives. In executive compensation, our primary goals are long term retention, achievement relative to annual corporate metrics established by our Compensation Committee, and alignment with shareholder interests in terms of stock price. To achieve these goals, we employ a combination of base salary, incentive compensation and equity awards. Net Income (Loss) is not currently a performance measure for our executive compensation.
Compensation Actually Paid and Cumulative Total Shareholder Return (TSR)
The following graph depicts the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and Cumulative Total Shareholder Return (TSR) for the two-year period covering 2021 and 2022. A large portion of executive compensation has been in the equity of the Corporation which is impacted by changes in our stock price each period. These equity awards foster alignment of the interests of our executive officers with those of our shareholders, as well as encouraging long-term continuance of employment.

Compensation Actually Paid vs Cumulative TSR
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
CAP
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
TSR
$100
$153
$45
2020
2021
2022
PEO
NEO
TSR

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning beneficial ownership as of March 1, 2023, except as noted below, of our common stock by:
1.each of our directors;
2.each of our named executive officers;
3.all of our directors and executive officers as a group; and
4.each stockholder known by us to beneficially own more than five percent of our common stock.

The number of common shares “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 1, 2023, including any shares that could be purchased by the exercise of options or warrants on or within 60 days after March 1, 2023. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 1, 2023 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Each stockholder’s percentage ownership is based on 7,791,538 shares of our common stock outstanding as of March 1, 2023 plus the number of shares of common stock that may be acquired by such stockholder upon exercise of options or warrants that are exercisable on or within 60 days after March 1, 2023.

	Amount and Nature of Beneficial Ownership (1)
Name and Address(2) of Beneficial Owner	Common Stock	Options (3)	Restricted Stock Units (4)	Total	Percent of Class of Total
Shai N. Gozani, M.D., Ph.D.	61,473	396,014	-	457,487	5.5%
Thomas T. Higgins	47,868	75,000	-	122,868	1.5%
David E. Goodman, M.D.	2	4,442	-	4,444	*
Bradley M. Fluegel	5,310	-	3,434	8,744	*
Nancy E. Katz	2	4,442	-	4,444	*
David Van Avermaete	-	4,473	-	4,473	*
All Current Directors and Executive Officers as a group (6 persons)	114,655	484,371	3,434	602,460	7.3%
Unless otherwise indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, except to the extent authority is shared by spouses under community property laws.

    *    Represents less than 1% of the outstanding shares of common stock.
(1)    Attached to each share of common stock is a preferred stock purchase right to acquire one ten-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock of the Company, which preferred stock purchase rights are not presently exercisable.
(2)    Unless otherwise indicated, the address of each stockholder is c/o NeuroMetrix, Inc., 4B Gill Street, Woburn, Massachusetts 01801.
(3)    Consists of all options exercisable on or within 60 days from March 1, 2022 by the beneficial owner, except as otherwise noted
(4)    Consists of restricted stock units that will vest on or within 60 days of March 1, 2022 by the beneficial owner, except as otherwise noted.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2022.
Equity Compensation Plan Information as of December 31, 2022

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	816,443	$3.60	380,239 (2)
Equity compensation plans not approved by security holders(3)	—	—	1,250
Totals	816,443	$3.60	381,489

(1)    Includes information related to our 2022 Equity Incentive Plan, Amended and Restated 1996 Stock Option/Restricted Stock Plan, Amended and Restated 1998 Equity Incentive Plan, 2004 Stock Option and Incentive Plan, and Employee Stock Purchase Plan.
(2)    As of December 31, 2022, there were 214,316 shares available for future grant under the 2022 Equity Incentive Plan and 165,923 shares available under the Employee Stock Purchase Plan. No new stock grants or awards will be made under the Amended and Restated 1996 Stock Option/Restricted Stock Plan or the Amended and Restated 1998 Equity Incentive Plan.
(3)    Includes information related to our Amended and Restated 2009 Non-Qualified Inducement Stock Plan, which is designed to provide equity grants to new employees. Pursuant to this plan, we were authorized to issue Non-Qualified Stock Options, Restricted Stock Awards and Unrestricted Stock Awards.

AUDIT COMMITTEE REPORT
The undersigned members of the Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of the Nasdaq Marketplace Rules, submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2022 as follows:
1.    The Audit Committee has reviewed and discussed with management and Baker Tilly US, LLP our independent registered public accounting firm, the audited financial statements for the Corporation for the fiscal year ended December 31, 2022;
2.    The Audit Committee has discussed with representatives of Baker Tilly US, LLP the matters required to be discussed with them in accordance with applicable auditing standards; and
3.    The Audit Committee has received the written disclosures and the letter from Baker Tilly US, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly US, LLP’s communications with the Audit Committee concerning independence, and has discussed with Baker Tilly US, LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee’s roles and responsibilities are set forth in our charter adopted by the Board, which is available on our website at https://www.neurometrix.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Baker Tilly US, LLP. The Audit Committee reviews NeuroMetrix’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of NeuroMetrix’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of Baker Tilly US, LLP, which is engaged to audit and report on the financial statements of NeuroMetrix.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and Baker Tilly US, LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NeuroMetrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the Audit Committee:

David E. Goodman, M.D., Chair
Bradley M. Fluegel
Nancy E. Katz

PROPOSAL 2: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THE PROXY STATEMENT
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the compensation tables and related material contained in this proxy statement in the section titled “Compensation of Executive Officers.” Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers every three years, and the next such advisory vote will occur at the 2026 annual meeting of stockholders.
The compensation of our named executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term shareholder value and position the Corporation for long-term success. The mix of fixed and performance-based compensation and the terms of long-term incentive awards as well as the terms of executives’ employment agreements, are all designed to enable the Corporation to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.
We pay our executive officers a base salary, which we review and determine annually. Effective as of April 1, 2023, the base salary for Dr. Gozani is $458,575 and the base salary for Mr. Higgins is $359,125.
Each executive officer has an annual bonus target which is expressed as a percentage of base salary. For 2023, executive officer bonus targets as a percentage of base salary are as follows: Dr. Gozani - 62.5% and Mr. Higgins – 50%.
The Compensation Committee has established a process for annual assessment of corporate performance which is the foundation for decisions regarding bonus payments to executive officers. Metrics are established following approval by the Board of Directors of the annual operating budget. These are monitored quarterly during the year and assessed after the end of the year. The Compensation Committee evaluates performance against these metrics and also applies judgment in arriving at an overall corporate performance rating or “factor”. In concept, the management bonus pool is activated by achievement of a single threshold or “gating” metric. Following activation, value is then created within the pool by achievement toward specific performance metrics.
In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2023 annual meeting of stockholders:
“RESOLVED, that the compensation paid to the named executive officers of NeuroMetrix, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

Vote Required
The advisory vote on executive compensation will be approved upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not included in the number of votes cast for and against this matter and therefore have no effect on the vote on such matter.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Introduction
The Audit Committee of the Board of Directors has appointed Baker Tilly US, LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023. It is expected that a representative of Baker Tilly US, LLP will be present at the annual meeting with the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.
In deciding to appoint Baker Tilly US, LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Baker Tilly US, LLP and concluded that Baker Tilly US, LLP has no commercial relationship with the Corporation that would impair its independence for the fiscal year ending December 31, 2023.
Vote Required
The selection of our independent registered public accounting firm for the year ending December 31, 2023 will be ratified upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions will have no effect on the vote on such matter. However, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. The ratification of this selection by our stockholders is not required under the laws of the State of Delaware, where we are incorporated, but the results of this vote will be considered by the Audit Committee in selecting auditors for future years.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BAKER TILLY US, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

ACCOUNTING FEES
Aggregate fees for professional services rendered by Baker Tilly US, LLP for the years ended December 31, 2022 and 2021 are as follows:
Audit Fees
The audit fees for Baker Tilly US, LLP for professional services rendered for the 2022 audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q, issuance of consents, and review of documents filed with the SEC totaled $311,000, of which $118,000 was billed in 2022 and $193,000 was billed or accrued in 2023.
The audit fees for Baker Tilly US, LLP for professional services rendered for the 2021 audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q, issuance of consents, and review of documents filed with the SEC totaled $217,500, of which $192,500 was billed in 2021 and $25,000 was billed in 2022.
Audit-Related Fees
The audit-related fees for Baker Tilly US, LLP in 2022 totaled $46,000 and zero in 2021.
All Other Fees
There were no other fees for Baker Tilly US, LLP in 2022 and 2021.
Tax Fees
There were no tax fees for Baker Tilly US, LLP in 2022 and 2021.
Pre-Approval Policies and Procedures
The Audit Committee approved all audit and non-audit services provided to us by Baker Tilly US, LLP during the 2022 and 2021 fiscal years.

STOCKHOLDER PROPOSALS
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of Stockholders must be received by us on or before December 1, 2023 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801, Attention: Secretary.
Stockholder proposals to be presented at our 2024 annual meeting of Stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of Stockholders, must be presented and received in accordance with the provisions of our by-laws. Our by-laws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. A stockholder’s notice will be timely if received by us at our principal executive office not less than 90 days (or February 2, 2024) nor more than 120 days (or January 3, 2024) prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date (or April 2, 2024) or more than 60 days after the Anniversary Date (or July 1, 2024), a stockholder’s notice shall be timely if received by us at our principal executive office not later than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to our Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to us at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801, Attention: Secretary.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged Alliance Advisors LLC (“Alliance”) to advise us on certain proposals and to manage the production and distribution of this proxy statement. We may engage them to assist with the solicitation of proxies for the annual meeting. We expect to pay Alliance approximately $32,000 for their services.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
As such, owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Corporation will promptly deliver a separate copy to any stockholder upon written or oral request to the Corporation’s investor relations department at NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801 or by telephone at (781) 890-9989 or by e-mail at neurometrix.ir@neurometrix.com.

DELINQUENT SECTION 16(A) REPORTS
    Our records reflect that all reports which were required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to fiscal year 2022 were filed on a timely basis, except that Form 4s, covering an aggregate of nine transactions involving vesting of previously reported equity grants, were filed late by Dr. Gozani, Mr. Fluegel and Mr. Higgins.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We did not engage in any related person transactions during the years ended December 31, 2022 and December 31, 2021. Pursuant to our audit committee charter currently in effect, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest.

NEUROMETRIX, INC.
Annual Meeting of Stockholders May 2, 2023
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned, revoking all other prior proxies, hereby appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of common stock, par value $0.0001 per share, of NeuroMetrix, Inc. (the “Corporation”) registered in the name provided in this Proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held in a virtual format only on Tuesday, May 2, 2023 at 10:00 a.m. Eastern Time and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated March 30, 2023, a copy of which has been received by the undersigned. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance by the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person. In order to attend the meeting, you must register at http://viewproxy.com/neurometrix/2023/htype.asp by 11:59 p.m. Eastern Time on April 29, 2023. On the day of the meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations.

CONTINUED AND TO BE SIGNED ON REVERSE

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 2, 2023.
The Proxy Statement and the Corporation’s 2022 Annual Report to Stockholders are available at: https://www.viewproxy.com/neurometrix/2023

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

A.Proposal to elect one member to the Board of Directors as Class I Director, to serve until the Corporation’s 2026 annual meeting of stockholders and until his respective successor has been duly elected and qualified or until his earlier death, resignation or removal.

0a.Shai N. Gozani, M.D., Ph.D. FOR WITHHOLD AUTHORITY

B.Proposal to approve by a non-binding, advisory vote, the compensation of our named executive officers, as disclosed in our proxy statement.
FOR AGAINST ABSTAIN
C.Proposal to ratify the appointment of Baker Tilly US, LLP as the Corporation’s independent registered public accounting firm for fiscal year ended December 31, 2023.
FOR AGAINST ABSTAIN
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date:

Signature

Signature (if held jointly)
VIRTUAL CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS
Please have your 11 digit control number ready when voting by Internet or Telephone